Exhibit 99.2

MEDITE ENTERPRISES INC. AND SUBSIDIARIES

F-1

MEDITE ENTERPRISE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

	March 31,	December 31
	2014	2013
Assets		*

Current Assets:
Cash	$42	$75
Accounts receivable, net of allowance for doubtful accounts	1,366	1,594
Inventories	4,327	3,953
Prepaid expenses and other current assets	300	487
Total current assets	6,035	6,109
Property and equipment, net	1,968	1,867
Other Assets	345	194
Total assets	$8,348	$8,170

Liabilities and Stockholders’ Equity

Current Liabilities:
Secured lines of credit and current portion of long-term debt	$2,922	$2,739
Account payable and accrued expenses	1,047	1,236
Total current liabilities	3,969	3,975
Long term debt, net of current portion	1,536	1,571
Total Liabilities	5,505	5,546

Commitments and Contingencies

Stockholders’ Equity :
Common stock, $0.01 par value; 40,000 shares issued, authorized and outstanding; at March 31, 2014 and December 31, 2013	-	-
Additional paid-in capital	-	-
Accumulated other comprehensive income (loss)	287	287
Retained Earnings	2,556	2,337
Total stockholders’ equity	2,843	2,624

Total liabilities and stockholders’ equity	$8,348	$8,170

*Derived from audited information

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

MEDITE ENTERPRISE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Net Sales	$2,734	1,814
Operating Expenses
Cost of revenues	1,536	1,078
Research and development	199	184
Selling, general and administrative	629	582

Total cost and expenses	$2,364	1,844

Operating Income (Loss)	$370	(30)

Other Expenses
Interest expense	75	63
Non-operating expenses (income)	29	25

Total other expenses	$104	88
Income (loss )from operations before income taxes	$266	(118)

Income taxes (benefit)	47	27
Net Income (loss)	$219	(145)

Statement of Comprehensive Income
Net Income (loss)	219	(145)
Other Comprehensive income (loss)
Foreign currency translation adjustments	-	-
Comprehensive income (loss)	219	(145)

Pro Forma Earnings Per Share
Net income (loss)	219	(145)
Pro forma basic and diluted earnings per share	(0.00)	(0.00)
Pro forma weighted average basic and diluted shares outstanding	1,468,750,000	1,468,750,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

MEDITE ENTERPRISE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash Flows from Operating Activities:
Net Income (loss)	$219	$(145)
Adjustments to reconcile net income (loss) to cash (used in) provided by operations
Depreciation and amortization	62	67
Changes in assets and liabilities:
Accounts receivable and allowance for doubtful accounts	228	263
Inventories	(374)	(57)
Prepaid expenses and other current assets	31	(512)
Accounts payable and accrued liabilities	(189)	234
Net cash (used in) provided by operating activities	(23)	(150)

Cash Flows from Investing activity:
Purchase of Equipment	(158)	(108)
Net cash provided from (used in) investing activities	(158)	(108)

Cash Flows from Financing activities:
Advances net of repayments on lines of credit	205	269
Term note repayments	(57)	(57)
Net cash provided by (used by) financing activities	148	212

Effect of exchange rates on cash and cash equivalents	-
Net increase in cash and cash equivalents	(33)	(46)
Cash and cash equivalents at beginning of year	75	65

Cash and cash equivalents at end of the period	$42	$19

Cash paid for income taxes	-	-
Cash paid for interest	75	63

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

1. Organization and Summary of Significant Accounting Policies

Medite Enterprise, Inc. is a Florda Corporation engaged in the the business of cancer diagnosis and prevention, particularly within histology (processing of tissue samples) and cytology (processing of cellular material). The Company is active in the development, manufacture and marketing of a wide product range within the histology market.

These statements include the accounts of Medite Enterprise, Inc. (the “Company”, “we” and “us”) and its wholly owned subsidiaries, which consists of Medite GmbH, Burgdorf, Germany, Medite GmbH, Salzburg, Austria, Medite Lab Solutions Inc. (formerly Medite Inc.), Orlando, USA, and CytoGlobe, GmbH, Burgdorf, Germany

Medite Enterprise, Inc. was formed in September 2013, and whose purpose was to re-domicile the company in the United States from Germany. In December 2013, the shareholders of Medite GmbH, Burgdorf, the former parent, contributed 100% of the issued and outstanding stock of Medite GmbH, Burgdorf to Medite Enterprise, Inc. in exchange for all of the issued and outstanding shares of Medite Enterprise, Inc. While the Company was the legal acquirer, Medite GmbH, Burgdorf was treated as the accounting acquirer and the transaction was treated as a recapitalization, as at the time the Company had only nominal assets and liabilities, and had no operations of its own. As a result, at the closing, the historical financial statements of Medite GmbH, Burgdorf became those of Medite Enterprise, Inc. This has resulted in the Company’s consolidated statement of stockholders equity and related consolidated balance sheet sections being revised to reflect the recapitalization of Medite Enterprise, Inc. and the resulting retroactive presentation of the issuance of 40,000 shares that recapitalized Medite Enterprise, Inc.

In April 2014, the shareholders of the Company consummated a transaction in which 100% of the issued and outstanding shares of the Company were acquired by CytoCore, Inc. in exchange for the issuance by CytoCore, Inc. of 1,468,750,000 shares of its common stock to the shareholders of the Company. The result of this transaction was for the Company and its wholly owned subsidiaries to become wholly owned subsidiaries of CytoCore, Inc., a US public company. In addition, the shareholders of the Company became the majority owners of CytoCore, Inc., which will result in the transaction being accounted for as a reverse merger, in which the financial statements of the Company will become those of CytoCore, Inc.

The consolidated financial statements for the periods ended March 31, 2014 and 2013 included herein are unaudited. Such consolidated financial statements reflect, in the opinion of management, all adjustments necessary to present fairly the financial position and results of operations as of and for the periods indicated. All such adjustments are of a normal recurring nature. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2014 or for any other period. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The Company believes that the disclosures are adequate to make the interim information presented not misleading. These consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto included in in this amended Form 8-K filing.

Consolidation, Basis of Presentation and Significant Estimates

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions are eliminated. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies. Significant assumptions are required in the valuation of the allowance for doubtful accounts and inventory overhead allocations. Significant assumptions also are required in the Company’s estimation of warranty reserves. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates.

F-5

Revenue Recognition

The Company derives its revenue primarily from the sale of medical products and supplies for the diagnosis and prevention of cancer. Product revenue is recognized when all four of the following criteria are met: (1) persuasive evidence that an arrangement exists; (2) delivery of the products has occurred; (3) the selling price of the product is fixed or determinable; and (4) collectability is reasonably assured. The Company generates the majority of its revenue from the sale of inventory. The Company recognizes revenue when title and risk of loss transfer to the customer and all other revenue recognition criteria have been met. For a small subset of sales in Germany, the Company and its customers agree in the sales contract that risk of loss and title transfer upon the Company packing the items for shipment and notifying the Customer that their items are ready for pickup. The Company records such sales at time of completed packaging and segregation of the items from general inventory and notification has been confirmed by the customer.

Cash and Cash Equivalents

The Company considers all cash on deposit and highly-liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

The Company generates accounts receivable from the sale of its products. The Company provides for a reserve against receivables for estimated losses that may result from a customer's inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon historical write-off percentages, known problem accounts, and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected.

Inventories

Inventories are stated at the lower of cost or market. Market, which represents selling price less cost to sell, considers general market and economic conditions, periodic reviews of current profitability and product warranty costs. Work in process and supplies of consumables are reviewed to determine if inventory quantities are in excess of forecasted usage or if they have become obsolete.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Buildings	33 yrs
Machinery and equipment	3-10yrs
Office furniture and equipment	2-10 yrs
Vehicles	5 yrs
Computer equipment	3-5 yrs

Normal maintenance and repairs for equipment are charged to expense as incurred, while significant improvements are capitalized.

Research and Development

All research and development costs are expensed as incurred. Research and development costs consist of engineering, product development, testing, developing and validating the manufacturing process, and regulatory related costs.

Pro Forma Financial Information

As discussed in Note 1, in April 2014, the Company was acquired by CytoCore, Inc., a US public company. Upon closing of the Merger, the financial statements of the Company became those of CytoCore, Inc. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), pro forma earnings per share information on the face of the statement of operations has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the commencement of operations on January 1, 2013.

F-6

2. Inventories

The following is a summary of the components of inventories (in thousands):

	March 31,	December 31,
	2014	2013
Raw materials	$1,878	$1,748
Work in progress	248	137
Finished Goods	2,201	2,068

	$4,327	$3,953

No amounts were reserved for scrap or obsolete inventory as of December 31, 2013 and 2012, respectively.

3. Property and Equipment

The following is a summary of the components of property and equipment as of (in thousands):

	2014	2013
Land	$244	$244
Buildings	1,352	1,352
Machinery and equipment	407	407
Office furniture and equipment	240	240
Vehicles	39	39
Computer equipment	86	86
Construction in progress	541	386
Less: Accumulated depreciation	(941)	(887)
	$1,968	$1,867

Depreciation expense amounted to approximately $57,000 and $62,000 for the three months ended March 31, 2014 and 2013, respectively and is included in the cost of revenues line item on the statement of operations.

4. Debt and Line of Credit

Our outstanding indebtedness was as follows as of (in thousands):

	March 31,	December 31,
	2014	2013
Hannoversech Volksbank Credit line #1	$856	$759
Hannoversech Volksbank Credit line #2	1,380	1,333
Hannoversech Volksbank Credit line #3	479	444
Hannoversech Volksbank term loan #1	192	211
Hannoversech Volksbank term loan #2	153	138
Hannoversech Volksbank term loan #3	363	393
Participation rights	1,035	1,032
	$4,458	$4,310

F-7

In July 2006, Medite GmbH, Burgdorf, entered into a line of credit agreement with Hannoversche Volksbank. The line of credit granted a maximum borrowing authority of 400,000 euros, which was amended in 2012 to increase the maximum borrowing to 600,000 euros with a variable interest rate of 8% per annum as of December 31, 2013. The line of credit has no stated maturity date but may be cancelled by the bank upon notice to the Company. The line of credit is collateralized by the accounts receivable and inventory of Medite GmbH, Burgdorf and is guaranteed by the shareholders of the Company.

In July 2006, Medite GmbH, Burgdorf, entered into a secondary line of credit agreement with Hannoversche Volksbank. The line of credit granted a maximum borrowing authority of 480,000 euros, which was later amended to increase the maximum borrowing to 1 million euros with a variable interest rate of approximately 3.98% as of December 31, 2013. The line of credit has no stated maturity date but may be cancelled by the bank upon notice to the Company. The line of credit is guaranteed by the shareholders of the Company and a mortgage on the property of the Company. In addition, the shareholders have named the bank as beneficiary on a term life insurance policy on each shareholder in the amount of 500,000 euros.

In June 2012, CytoGlobe, GmbH, Burgdorf, entered into a line of credit agreement with Hannoversche Volksbank. The line of credit granted a maximum borrowing authority of 400,000 euros. The credit line is split into two tranches for interest rate purposes, with the first 200,000 euro tranche at a variable rate of approximately 4% per annum at December 31, 2013 and the second 200,000 euro tranche at 8% per annum. The line of credit has no stated maturity date but may be cancelled by the bank upon notice to the Company. The line of credit is collateralized by the accounts receivable and inventory of CytoGlobe GmbH, Burgdorf and is guaranteed by the shareholders of the Company.

In December 2006, Medite GmbH, Burgdorf, entered into a 500,000 euro term loan agreement with Hannoversche Volksbank with an interest rate of 3.4% per annum. The term loan has a maturity of September 2016 and requires semi-annual principal payments of approximately 27,780 euros each. The term loan is guaranteed by the stockholders of the Company and also a mortgage on the property of the Company.

In June 2006, Medite GmbH, Burgdorf, entered into a 400,000 euro term loan with Hannoversche Volksbank with an interest rate of 3.6 per annum. The term loan has a maturity of June 2016, requires 18 semi-annual principal repayments of approximately 22,220 euro each. The term loan is guaranteed by the stockolders of the Company and also has subordinated assignments of all of the receivables and inventories of Medite GmbH, Burgdorf and also has a subordinated pledge of stockholder term life insurance policies.

In November 2008, Medite GmbH, Burgdorf, entered into a 400,000 euro term loan with Hannoversche Volksbank with a variable interest rate of approximately 4.7% per annum as of December 31, 2013. The term loan has a maturity of December 31, 2018, and requires quarterly principal repayments of 13,890 euro each. The term loan is guaranteed by the stockholders of the Company and also includes a partial subordinated pledge of the receivables and inventory of Medite GmbH, Burgdorf.

In March 2009, the Company entered into a participation rights agreement in the form of a debenture which a mezzanine lender agreed to advance the Company up to 1.5 million euros in two tranches of 750,000 euros each. The first tranche was paid to the Company at closing with the second tranche being conditioned on Medite GmbH, Burgdorf and its subsidiaries hitting certain performance targets. Those targets were not met and the second tranche was never disbursed. The debenture pays interest at the rate of 12.15% per annum and matures in 2016.

5. Commitments and Contingencies

The Company currently leases warehouse space in Germany under a month to month operating lease with a monthly rental fee of 4,000 euro. The Company currently has 12 vehicles it leases for delivery and other purposes with expirations ranging from April 2014 through August 2015. In July 2013, the Company entered into a lease agreement for administrative office and warehouse space. The lease has a term of 5 years and requires minimum monthly rental payments starting at $2,277 per month increasing to $2,563 per month in year 5. No amounts were recorded for deferred rent for the rent escalation clauses as they were immaterial in 2014 and 2013. In total the leases require minimum monthly rental payments of approximately 5,100 euros.

F-8

The Company is currently in the process of obtaining default judgments against a number of customers who have defaulted on repayment on their outstanding invoices and the purchaser of a former subsidiary for non-payment. The total amount currently awaiting default judgments is approximately 428,000 euros. While the Company believes that it may recover substantially all of the amounts outstanding through the enforcement of the judgments, it currently has included reserves for 100% of the amounts owed as of March 31, 2014 and December 31, 2013 due to the difficulty of enforcement of any judgments obtained, especially across international borders.

6. Subsequent Events

On January 11, 2014, the Company’s shareholders entered into a Stock Purchase Agreement (the “Purchase Agreement”) with CytoCore, Inc., a Delaware corporation (“CytoCore”). Pursuant to the Agreement, CytoCore agreed to acquire 100% of the issued and outstanding capital stock of the Company from the shareholders in exchange for the issuance of up to 1,500,000,000 shares of the CytoCore’s common stock (the “Shares”) to the shareholders. The Purchase Agreement also provides that the shareholders will indemnify the Company for certain losses during the one year period following the closing. In connection with such indemnification rights, the Agreement provides that 375,000,000 of the Shares will be deposited with the Company and held for a period of 12 months to cover certain indemnification claims that the Company may have against the Shareholders.

Closing of the acquisition of Medite was conditioned upon: (i) the completion of a private placement transaction resulting in gross cash proceeds to the Company of $2.5 million (the “Private Placement”), and (ii) the conversion of certain accrued wages of the Company into shares of the Company’s common stock. In addition, as of the closing, there shall be no more than 1,875,000,000 shares of the Company’s common exclusive of any shares of the Company’s common stock issued in connection with the Private Placement.

On April 3, 2014, pursuant to the terms and conditions of the Purchase Agreement, as amended to date, CytoCore acquired 100% of the issued and outstanding capital stock of the Company in exchange for the issuance of up to 1,500,000,000 shares of the Company’s common stock to the Shareholders, of which 1,468,750,000 shares were issued upon the closing of the Acquisition. Concurrent with the closing, CytoCore closed on a private placement and received gross proceeds of approximately $1.529 million and subsequently, in May and June 2014, received additional gross proceeds of approximately $261,000.

F-9